Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-38809) pertaining to the Matrix Service Company 1990
Incentive Stock Option Plan and the 1991 Stock Option Plan and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32771) pertaining to the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan of our report dated August 20,1996, with respect to the consolidated financial statements of Matrix Service Company included in this Annual Report (Form 10-K) for the year ended May 31, 1996.

                                           ERNST & YOUNG LLP
Tulsa, Oklahoma
August 29, 1996